UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 19, 2006

Mirant Mid-Atlantic, LLC

(Exact name of registrant as specified in charter)

Delaware	N/A	51-2574140
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1155 Perimeter Center West, Suite 100, Atlanta, Georgia		30338
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (678) 579-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)   Effective April 19, 2006, Lisa D. Johnson resigned from her position as President of Mirant Mid-Atlantic, LLC. Robert E. Driscoll resigned from his position as Chief Operating Officer of Mirant Mid-Atlantic, LLC effective April 24, 2006.

(c)   Effective April 24, 2006, Robert E. Driscoll, age 57, was named President and Chief Executive Officer of Mirant Mid-Atlantic, LLC. Mr. Driscoll served as Chief Operating Officer of Mirant Mid-Atlantic, LLC from January 9, 2006 to April 24, 2006. From 2001 through 2005, Mr. Driscoll was employed as Chief Executive Officer, Australia and Senior Vice President, Asia of Edison Mission Energy. Mr. Driscoll replaced Robert M. Edgell as Chief Executive Officer of Mirant Mid-Atlantic, LLC. Mr. Edgell will remain a member and Chairman of the Board of Managers of Mirant Mid-Atlantic, LLC.

Mr. Driscoll is Senior Vice President and Head of Asset Management, U.S. Region of Mirant Corporation, the parent corporation of Mirant Mid-Atlantic, LLC. Mr. Driscoll has an employment agreement (the “Agreement”) relating to such employment with Mirant Corporation and Mirant Services, LLC. The Agreement contains the following material terms:

•                  The term of the Agreement is from January 3, 2006 through January 3, 2009, with automatic successive one-year renewals on the same terms and conditions unless either party provides the other party with 90 days prior notices of its election not to renew.

•                  Driscoll’s annual base salary (“Base Salary”) is $280,000.

•                  Driscoll will be eligible to earn an annual bonus under Mirant’s short term incentive program (“Annual Bonus”). Driscoll’s target bonus percentage is 50% of his Base Salary (at the annual rate in effect at the start of the fiscal year) (“Target Bonus”), with a maximum Annual Bonus in an amount equal to 100% of his Base Salary (at the annual rate in effect at the start of the fiscal year).

•                  In the event of Driscoll’s termination of employment by Mirant without cause (as defined in the Agreement), by reason of the failure of Mirant to offer to renew the Agreement on terms that are based on competitive practices for companies of comparable size and standing in the same industry or by Driscoll for good reason (as defined in the Agreement), Driscoll shall receive an amount equal to 1.0 times Base Salary plus 1.0 times Target Bonus; provided that if such termination of employment occurs during the period beginning six months before and ending two years following a change of control (as defined in the Agreement), the applicable multiplier shall be 3 and Driscoll’s actual Annual Bonus for the year preceding the change of control shall be used if higher than his Target Bonus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 25, 2006

Mirant Mid-Atlantic, LLC

/s/ Thomas Legro
Thomas Legro
Senior Vice President and Controller
(Principal Accounting Officer)